EXHIBT 99.1
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[NextWave Wireless Inc. LOGO]

NextWave Wireless Inc.
                                                          12670 HIGH BLUFF DRIVE
                                                             SAN DIEGO, CA 92130

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                                                                  MARCH 23, 2007

            NEXTWAVE WIRELESS TO RESTATE QUARTERLY RESULTS FOR 2006;
                      RESTATEMENT TO HAVE NO IMPACT ON CASH

    SAN DIEGO, CA- March 23, 2007- NextWAVE Wireless Inc. ( NASDAQ: WAVE) today announced that upon the recommendation of management to the Audit Committee of the Board of Directors of Nextwave Wireless Inc. (the "Company"), the Company determined that the Company's unaudited financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon as a result of a required correction in its revenue recognition pursuant to certain software contracts of its PacketVideo Corporation ("PacketVideo") subsidiary and the inappropriate deferral of certain software development costs at PacketVideo.

    PacketVideo recognized revenue from certain software arrangements that provide for ongoing maintenance and support in the incorrect reporting periods. The contracts subject to the restatement typically include engineering and development work, royalty revenue and post-contract customer support ("PCS"). The total revenue recognized over the term of the arrangements will remain unchanged. The Company will make an adjustment to the timing of the recognition of revenue, and the related costs, under software contracts which contain PCS. The Company will recognize the revenue and associated costs over the entire PCS period. In addition, the Company will also adjust the quarterly results to expense previously deferred costs, classified as pre-contract development costs, into engineering, research and development.

    "This restatement is not expected to have any impact on cash or cash flows," said NEXTWAVE's Executive Vice President and Chief Financial Officer George Alex. "Moreover, this deferral of revenue is not expected to impact the total amount of revenue to be recognized over the contractual period."

    The reduction to revenue for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 is expected to be approximately $1.8 million, $2.0 million and $1.4 million, respectively. The Company expects to recognize a portion of these deferred revenues in the fourth quarter of 2006 and expects to recognize the predominant portion of the deferred revenues in 2007 and 2008, with the majority being recognized in 2007.



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ABOUT NEXTWAVE WIRELESS INC.

NextWAVE Wireless is engaged in the development of next-generation mobile broadband and wireless multimedia products, technologies, and services for mobile device and network infrastructure manufacturers and for wireless service operators. Founded in 2005 and comprised of highly experienced wireless industry veterans from AT&T Wireless, Intel, Microsoft, Motorola, Nokia, QUALCOMM, and Texas Instruments, NextWAVE Wireless develops WiMAX semiconductors, network components and complete wireless LAN/WAN network solutions. Its PacketVideo subsidiary, a global provider of embedded multimedia software for mobile phones and converged devices, provides a wide range of multimedia solutions to many of the leading wireless carriers and handset manufacturers worldwide. NextWAVE has acquired a nationwide spectrum footprint in the U.S. that covers 247 million people and owns nationwide WiMAX spectrum in Germany through a majority-controlled joint venture. The Company intends to partner with companies to deploy next-generation wireless broadband networks on its spectrum that utilizes its next-generation wireless broadband products and technologies. Visit NextWAVE Wireless at www.nextwave.com


NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWAVE, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: the completion of our restatement, which could result in changes in revenues actually reported for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 that differ from the amounts disclosed herein; our ability to complete the restatement in a timely manner and timely file all required reports under the Securities Exchange Act of 1934; our ability to remediate the material weakness in internal controls over financial reporting; our ability to develop and commercialize mobile broadband products and technologies; consumer acceptance of WiMAX technology; our ability to enter into and maintain network partner relationships; changes in government regulations; changes in capital requirements; and other risks described in filings with the Securities and Exchange Commission. NextWAVE makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.

COMPANY CONTACT:

Roy Berger
Executive Vice President, Corporate Communications
NextWAVE Wireless Inc.
(203) 742-2572
rberger@nextwave.com

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